Exhibit 10.1(ap)

AMENDMENT NUMBER TEN
TO THE
SAUER-DANFOSS EMPLOYEES’ SAVINGS PLAN
(As Amended and Restated Effective January 1, 1997)

WHEREAS, Sauer-Danfoss (US) Company (the “Company”) sponsors the Sauer-Danfoss Employees’ Savings Plan (As Amended and Restated Effective January 1, 1997) (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”), pursuant to Section 14.1 of the Plan, reserved the right to amend the Plan at any time;

WHEREAS, the Board delegated to the undersigned officer of the Company, by the Employee Benefits Committee of the Company, the authority to amend the Plan and whereby the Employee Benefits Committee now deems it desirable to amend the Plan; and

NOW, THEREFORE, pursuant to the authority in Section 14.1 of the Plan, the Company hereby amends the Plan as follows, effective as of the dates set forth below:

1.             Effective as of January 1, 2004, by deleting Section 1.8 in its entirety and substituting the following new Section 1.8 into the Plan as a part thereof:

1.8           “Compensation” means, for any Plan Year, the dollar value of specific payments made by the Employer or a Related Corporation to an Employee with respect to such Plan Year for services rendered (including any amounts that are excluded from the Employee’s taxable income pursuant to Sections 125, 402(e)(3) and 132(f)(4) of the Code and pursuant to any elective deferral pertaining to base salary made by the Employee under the Sauer-Danfoss Inc. Deferred Compensation Plan for Selected Employees (or any successor plan thereto) or the Sauer Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees (or any successor plan thereto)), and is limited to the following:

(a)                                  base salary and/or wages paid (including any short-term disability payments);

(b)                                 commissions paid under sales incentive plans;

(c)                                  overtime pay;

(d)                                 lump-sum payments made in place of an increase in the base wage rate; and

(e)                                  payments for time not worked pursuant to Employer policies related to the following: vacations, holidays, sick leave,

bereavement, military reserve training, jury duty and any approved educational leave.

Compensation, for any Plan Year, shall not include the following:

(i)                                     except as otherwise provided in this Section 1.8, pay under any incentive pay plan;

(ii)                                  except as otherwise provided in this Section 1.8, payments of amounts previously deferred by the Employee under the Sauer-Danfoss Inc. Deferred Compensation Plan for Selected Employees (or any successor plan thereto) or the Sauer Danfoss Inc. 409A Deferred Compensation Plan for Selected Employees (or any successor plan thereto);

(iii)                               shift differential pay;

(iv)                              severance payments;

(v)                                 payments under any plan or arrangement which is not generally open to participation by all Employees;

(vi)                              bonus plan payments;

(vii)                           incentive awards other than commissions paid to an Employee under sales incentive plans;

(viii)                        matching payments by the Employer under the Sauer-Danfoss Employee’ Savings Plan;

(ix)                                earnings credited to Employees or Employee accounts under any savings, investment, deferred compensation or salary reduction plan or arrangement or distributions from any such plan or arrangement;

(x)                                   payments under any workers’ compensation program or under any unemployment compensation program;

(xi)                                long-term disability payments and payments made under any other employee benefit program or arrangement not otherwise specifically included as compensation;

(xii)                             foreign-earned income; and

(xiii)                          gain sharing payments.

Notwithstanding the foregoing, only the first $205,000 (as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Section 401(a)(17)(B) of the Code) of an Employee’s Compensation shall be taken into account for any purpose under the Plan.

2.             Effective as of January 1, 2004, by deleting Section 1.9 in its entirety and substituting the following new Section 1.9 into the Plan as a part thereof:

1.9           “Disability” means:

(a)                                  with respect to a Participant who participates in the Company’s or a Related Employer’s Long-Term Disability Plan, such Participant has been found to have a “Disability” under the terms of such plan; or

(b)                                 with respect to a Participant who does not participate in the Company’s or a Related Employer’s Long-Term Disability Plan, such Participant has been found to have a “Disability” by the Social Security Administration.

3.             Effective as of February 3, 1997, by deleting Section 5.6 in its entirety and substituting the following new Section 5.6 into the Plan as a part thereof:

5.6.         Administration.

(a)                                  Participant Contributions.  Each Employer will contribute the Participant Contributions for each payroll period during a Plan Year to the Trustee as soon as reasonably possible after the Participant’s Compensation has been reduced for that payroll period, but in no event later than the fifteenth business day of the calendar month following the calendar month in which the Participant would have received the Participant Contribution in cash, had he not elected to have his Compensation reduced for the payroll period.

(b)                                 Employer and Matching Contributions.  The Employer intends to pay to the Trustee its Employer and Matching Contributions with respect to a particular payroll period within thirty (30) days after the last day of such payroll period.  In no event shall the Employer pay to the Trustee any of its

                                                Employer or Matching Contributions for any calendar year later than the period of time prescribed by law for the filing of the Employer’s Federal income tax return for such year, including any duly granted extensions thereof.

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf this Amendment Number Ten, this 31st day of December, 2004.

SAUER DANFOSS (US) COMPANY

By:	/s/ JAMES T. REMUS
James T. Remus
Director - Global Compensation and Benefits